EXHIBIT 5.1

                                  Ina P. Kagel
                                 Attorney At Law
                       1801 CENTURY PARK EAST, 25TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                           TELEPHONE: ( 310) 553-9009
                            FACSIMILE: (310) 553-9693





                                March 7, 2003





Itec Environmental Group, Inc.
693 Hi Tech Parkway
Suite 3
Oakdale, CA 95361


     Re:   Registration Statement on Form S-8 Covering Common Stock to be
           Issued Pursuant to the Itec Environmental Group, Inc. 2003 Stock Plan

Gentlemen:

     As counsel for Itec Environmental Group, Inc. (the "Company") I have participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 20,000,000 of the Company's shares of Common Stock (the "Shares") to be issued pursuant to the Company's 2003 Stock Plan (the "Plan"). I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Company of the Plan.

     It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Ina P. Kagel
---------------
INA P. KAGEL

IPK/njh